Exhibit. 10.38
ALEXION PHARMACEUTICALS, INC.
2017 INCENTIVE PLAN
GLOBAL STOCK OPTION AGREEMENT
THIS AGREEMENT, made as of this ____ day of ___________, _______ (the “Grant Date”), by and between Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and you (the “Optionee”) sets forth the terms and conditions of an Award granted to the Optionee under the Alexion Pharmaceuticals, Inc. 2017 Incentive Plan (the “Plan”).
W I T N E S S E T H:
Pursuant to the Plan, the Company desires to grant to the Optionee, and the Optionee desires to accept, an option to purchase shares of the Company’s common stock, $0.0001 par value (the “Stock”), upon the terms and conditions set forth in this Agreement and the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.
NOW, THEREFORE, the parties hereto agree as follows:
1.Grant. The Company hereby grants to the Optionee an option (the “Option”) to purchase such number of shares of Stock, at the exercise price per share, in each case, set forth in the notice of grant attached to this Agreement or in the award letter separately delivered to Optionee together with this Agreement (collectively, the “Notice of Grant”). This Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
2.    Restrictions on Exercisability. Except as otherwise provided herein or in the Plan, this Option shall become exercisable in accordance with the schedule shown in the Notice of Grant based upon the Optionee’s continuous employment or other service with the Company or its subsidiaries following the Grant Date. No shares of Stock may be purchased hereunder unless the Optionee shall have remained in the continuous employment or other service of the Company or a subsidiary up to and including the specified date shown in the Notice of Grant from the Grant Date. Unless earlier terminated, this Option shall expire if and to the extent it is not exercised on or prior to the tenth anniversary of the Grant Date (the “Expiration Date”).
3.    Exercise and Payment. The Optionee may exercise this Option in whole or in part in accordance with the schedule shown in the Notice of Grant by delivering to the Company (a) a written notice of such exercise specifying the number of shares of Stock that the Optionee has elected to acquire and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any tax withholding obligations with respect to the exercise. The Option exercise price shall be payable in cash or bank or certified check or by such methods in accordance with such procedures as may be authorized or permitted by the Committee from time to time.
4.    Withholding.

(a)    The Optionee acknowledges that, regardless of any action the Company and/or the Optionee’s employer (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant, vesting, exercise or settlement of the Option, the subsequent sale of any shares of Stock acquired upon exercise and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Prior to the relevant taxable or tax withholding event, as applicable, the Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to Tax-Related Items by one or a combination of the following:
i.withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company, the Employer or any other subsidiary;
ii.withholding from proceeds of the sale of shares of Stock acquired at exercise of the Option either through a cashless exercise or other voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization) without further consent;
iii.withholding shares of Stock to be issued upon exercise of the Option; or
iv.any other methods approved by the Committee and permitted by applicable laws.
(c)    Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Optionee may receive a refund of any over-withheld amount and will have no entitlement to the share equivalent. Finally, the Optionee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.

5.    Rights as Stockholder. No shares of Stock shall be sold or delivered hereunder until full payment for such shares has been made. The Optionee shall have no rights as a stockholder with respect to any shares of Stock covered by this Option until such shares are issued to the Optionee. Except as otherwise provided herein or in the Plan, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.
6.    Nontransferability. The Option is not assignable or transferable except upon the Optionee’s death to a Beneficiary. During an Optionee’s lifetime, this Option may be exercised only by the Optionee.
7.    Termination of Employment
(a)    Termination Date. For purposes of this Option, the Optionee’s Employment (as defined in the Plan) will be considered terminated as of the date the Optionee is no longer actively providing services to the Company or one of its subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Optionee is employed or otherwise rendering services or the terms of the Optionee’s employment or service agreement, if any). Unless otherwise expressly provided in this Agreement or determined by the Company, the Optionee’s right to vest in this Option under the Plan, if any, will terminate as of such date, and the period (if any) during which the Optionee may exercise this Option after termination of the Optionee’s Employment will commence on such date (the “Termination Date”). The Termination Date will not be extended by any notice period (e.g., the Optionee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where the Optionee is employed or otherwise rendering services or the terms of the Optionee’s employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of his or her Option grant (including whether the Optionee may still be considered to be providing services while on a leave of absence).
(b)    Death. Notwithstanding anything to the contrary in Section 6(a)(4)(C) of the Plan, if the Optionee’s Employment terminates due to his or her death, then that portion of this Option that is not vested and exercisable on the Termination Date shall immediately become fully vested and exercisable, and subject to Sections 7(d) and 8 below, this Option, to the extent outstanding on the Termination Date, shall remain exercisable by the Optionee (or the Optionee's Beneficiary or legal representative) until the Expiration Date and, to the extent not exercised during such period, shall immediately terminate.
(c)     Disability. Notwithstanding anything to the contrary in Section 6(a)(4)(C) of the Plan, except as otherwise provided in an employment or other agreement between the Optionee and the Company or its subsidiaries, if the Optionee’s Employment terminates due to his or her Disability (as defined below), then fifty percent (50%) of that portion of this Option that is not vested and exercisable on the Termination Date shall immediately become fully vested and exercisable on such Termination Date, and subject to Sections 7(d) and 8 below, the portion of this Option that is outstanding and vested and exercisable on the Termination Date may be exercised by the Optionee (or his or her legal representative) until the earlier of (i) the first anniversary of the Termination Date (or, if the Optionee dies within one year of the Termination Date, the Expiration Date) and (ii) the Expiration Date and, to the extent not exercised during such period, shall immediately terminate thereafter. The portion of this Option that is not vested and exercisable on the Termination Date (after giving effect to the accelerated vesting provided for herein) shall immediately terminate on such date.
For purposes of this Agreement, “Disability” shall mean, unless otherwise defined in an employment or other agreement between the Optionee and the Company or its affiliates (in which case, such meaning shall apply for so long as such agreement is in effect), the inability of an Optionee to perform the customary duties of his or her Employment by reason of a physical or mental incapacity which is expected to result in death or to be of indefinite duration, that is certified by the Company's long-term disability insurance carrier in writing to the Company or the Optionee, and provided that the Optionee has been on a leave of absence approved by the Company for at least six months immediately prior to the Termination Date of Optionee’s Employment. The final determination of whether an Optionee has been terminated for Disability shall be made by the Company.
(d)    Termination for Cause or at a Time when Cause Exists. Except as otherwise provided in an employment or other agreement between the Optionee and the Company or its subsidiaries, if the Optionee’s Employment is terminated by the Company or a subsidiary for Cause, which in the determination of the Committee justifies termination of this Option, or if, at the time of the Optionee’s termination, grounds for a termination for such Cause exist, then this Option (whether or not then exercisable) shall immediately terminate and cease to be exercisable.
For purposes of this Agreement, “Cause” shall mean, unless otherwise defined in an employment or other agreement between the Optionee and the Company or its subsidiaries (in which case, such meaning shall apply), the Optionee’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services, unsatisfactory performance of services or material breach of any written agreement between the Optionee and the Company or any of its subsidiaries. Cause shall be determined by the Company.
(e)    Termination not for Cause due to Workforce Restructuring. If the Optionee’s Employment is terminated not-for-Cause by the Company or a subsidiary due to position elimination or workforce restructuring, any portion of this Option that is not exercisable on the Termination Date shall vest and become exercisable as follows:
(i)    If the Optionee is an Executive Director or Vice President level employee on the Termination Date, as determined by the Committee in its sole discretion, any portion of this Option that otherwise would have vested within twelve (12) months of the Termination Date will vest and become exercisable on the Termination Date provided that the employee executes the Separation Agreement.
(ii)    If the Optionee is below the Executive Director level employee on the Termination Date, as determined by the Committee in its sole discretion, any portion of this Option that otherwise would have vested within six (6) months of the Termination Date will vest and become exercisable on the Termination Date provided that the employee executes the Separation Agreement.
Any portion of this Option that is or becomes exercisable pursuant to this Section 7(e) on the Termination Date shall remain exercisable by the Optionee until the earlier of (x) the one hundred eightieth day following the Termination Date, and (y) the Expiration Date and, to the extent not exercised during such period, shall immediately terminate thereafter.
(f)    Other Termination. Except as otherwise provided in an employment or other agreement between the Optionee and the Company or its subsidiaries, if the Optionee’s Employment terminates for any reason not covered by Sections 7(b), 7(c) and 7(e) above, then: (i) that portion of this Option that is not exercisable on the date of termination shall immediately terminate, and (ii) subject to Sections 7(d) and 8, that portion of this Option that is exercisable on the Termination Date shall remain exercisable, but only to the extent exercisable on the Termination Date, by the Optionee until the earlier of (x) the ninetieth day following the Termination Date and (y) the Expiration Date and, to the extent not exercised during such period, shall immediately terminate thereafter.
8.    Cancellation of Option and Recoupment of Gains. Notwithstanding anything herein to the contrary, if the Optionee is not in compliance with all material applicable provisions of this Agreement or the Plan, or if the Optionee engages in a Detrimental Activity or breaches any other Company policy or covenant with the Company or its subsidiaries to which the Participant is bound, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict this Option at any time, and, at the Company’s request, Participant shall reimburse Company any gains realized by the Optionee on the exercise of this Option. Upon exercise of the Option, if requested by the Company the Optionee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of this Agreement and the Plan and has not engaged in any Detrimental Activity.
For purposes of this Agreement, “Detrimental Activity” shall mean any of the following, unless authorized by the Company: (1) during employment or other service to the Company, the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or its subsidiaries, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or its subsidiaries, (2) the disclosure to anyone outside the Company or its subsidiaries, or the use in other than the Company’s or its subsidiaries’ business, without authorization from the Company, of any confidential information or material relating to the business of the Company or its subsidiaries, acquired by the Optionee either during or after employment or other service with the Company or its subsidiaries, (3) the failure or refusal to disclose promptly and to assign to the Company or its subsidiaries all right, title and interest in any invention or idea, patentable or not, made or conceived by the Optionee during employment by or other service with the Company or its subsidiaries, relating in any manner to the actual or anticipated business, research or development work of the Company or its subsidiaries or the failure or refusal to do anything reasonably necessary to enable the Company or its subsidiaries to secure a patent where appropriate insofar as any matter referred to in this clause (3) violates any obligation of the Optionee to the Company or its subsidiaries, or (4) any attempt directly or indirectly to induce any employee of the Company or its subsidiaries to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or its subsidiaries.

9.	Change in Control.
(a)    If (i) in connection with a Change in Control the Option, to the extent outstanding immediately prior to such Change of Control, is assumed or continued, or a new award is substituted for the Option by the acquiror or survivor (or a subsidiary of the acquiror or survivor) in accordance with the provisions of Section 7(a)(1) of the Plan, and (ii) at any time within the 24-month period following the Change in Control, the Optionee’s Employment is terminated by the Company (or its successor) or a subsidiary without Cause or the Optionee terminates his or her Employment for Good Reason, the Option (or the award substituted for the Option), to the extent then outstanding but not then vested, will automatically vest in full at the time of such termination.
(b)    For purposes of this Agreement, “Good Reason” shall mean, unless otherwise defined in an employment or other agreement between the Optionee and the Company or its subsidiaries (in which case, such meaning shall apply), the occurrence of any of the following, without the Optionee’s prior consent:
(i)    relocation of the Optionee’s place of employment, without the Optionee’s consent, to a location that is more than thirty (30) miles from the Optionee’s principal place of employment prior to the Change in Control; or
(ii)    a material diminution of the Optionee’s base salary or annual bonus target percentage (i.e., percentage of base salary fixed during the performance year) from the Optionee’s base salary or annual bonus target in effect as of immediately prior to the Change in Control.
A termination will qualify as a termination for Good Reason only if (i) the Optionee gives the Company notice, within ninety (90) days of the first existence or occurrence of any of the conditions specified above; (ii) the Company fails to cure the condition(s) within thirty (30) days of receiving such notice; and (iii) the Optionee terminates his or her Employment not later than thirty (30) days following the end of such 30-day period.
10.    Compliance with Laws. Notwithstanding any other provisions of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon vesting of the Restricted Stock Unit prior to the completion of any registration or qualification of the shares of Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.

11.    No Employment or Other Service Rights. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employment or other service of the Company or its subsidiaries, or in any way interfere with the right of the Company or its subsidiaries to terminate the employment or other service of the Optionee at any time.
12.    Acknowledgment of Nature of Plan and Option. In accepting the Option, the Optionee acknowledges that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time;
(a)the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;
(b)all decisions with respect to future Options, if any, will be at the sole discretion of the Company;
(c)the Optionee’s participation in the Plan is voluntary;
(d)the Option is an extraordinary item that does not constitute compensation for services of any kind rendered to the Company or any subsidiaries, and which is outside the scope of the employment or service contract, if any;
(e)the Option and the shares of Stock subject to the Option and the income and value of same are not intended to replace any pension rights or compensation;
(f)the Option and the shares of Stock subject to the Option and the income and value of same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any subsidiaries;
(g)the future value of the underlying shares of Stock is unknown, indeterminable, and cannot be predicted with any certainty;
(h)if the Optionee exercises his or her Option and obtains shares of Stock, the value of those shares of Stock acquired upon exercise may increase or decrease in value, even below the exercise price;
(i)unless otherwise agreed with the Company in writing, the Options and the shares of Stock subject to the Option and the income and value of same are not granted as consideration for, or in connection with, any service the Optionee may provide as a director of a subsidiary;
(j)in consideration of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or from any diminution in value of the Option or shares of Stock acquired upon exercise of the Option resulting from termination of the Optionee’s Employment (for any reason whatsoever and whether or not in breach of local labor laws) and the Optionee irrevocably releases the Company and any subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Optionee shall be deemed irrevocably to have waived the Optionee’s entitlement to pursue such claim;
(k)the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability; and
(m)    neither the Company, the Employer nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of the Option or the underlying shares of Stock.
13.     No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company, the Employer or subsidiary retaining Optionee making any recommendation regarding Optionee’s participation in the Plan or Optionee’s acquisition or sale of the shares of Stock underlying the Option. Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
14.    Data Privacy Notice and Consent. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Award grant materials by and among, as applicable, the Employer, the Company and any other subsidiary for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
The Optionee understands that the Company, the Employer and any other subsidiary may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Optionee understands that Data may be transferred to Morgan Stanley Smith Barney and its affiliates, E*Trade Financial Corporation and its affiliates, or any other third party service provider selected by the Company, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the Company, the Employer, any other subsidiary, and Morgan Stanley Smith Barney and its affiliates, E*Trade Financial Corporation and its affiliates, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.
Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to withdraw his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Optionee Options or other equity awards or administer or maintain such awards. Therefore, the Optionee understands that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.
1.     Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Alexion Pharmaceuticals, Inc., 100 College Street, New Haven, CT 06510, United States of America or at such other address as the Company may hereafter designate in writing.
2.    Language. If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
3.    Foreign Asset/Account, Exchange Control and Tax Reporting. The Optionee may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Stock or cash (including the proceeds arising from the sale of shares of Stock) derived from the Optionee’s participation in the Plan, to and/or from a brokerage/bank account or legal entity located outside his or her country. The applicable laws of the Optionee’s country may require that he or she report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. The Optionee acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.
4.    Repayment/Forfeiture. Any benefits the Optionee may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii)

any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to the Optionee.
5.    Insider Trading Restrictions/Market Abuse Laws. The Optionee acknowledges that, depending on the Optionee’s country, the Optionee may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell shares of Stock or rights to shares of Stock under the Plan during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by the laws in Optionee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Optionee acknowledges that it is the Optionee’s responsibility to comply with any applicable restrictions, and the Optionee should speak to his or her personal advisor on this matter.
6.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request that the Optionee consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
7.    Severability. In the event any one or more of the provisions of the Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of the Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.
8.    Provisions of the Plan. The provisions of the Plan, the terms of which are incorporated in this Agreement, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Optionee acknowledges that he or she received a copy of the Plan prior to the execution of this Agreement.
9.    Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Option or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Connecticut and agree that such litigation shall be conducted only in the courts of New Haven County, Connecticut, or the federal courts for the United States for the District of Connecticut, and no other courts, where this grant of Options is made and/or to be performed.
10.    Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and, except as otherwise provided in the Plan, may not be modified other than by written instrument executed by the parties.
11.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
12.    Appendix. Notwithstanding any provision herein, the Optionee’s participation in the Plan shall be subject to any special terms and conditions as set forth in the Appendix for the Optionee’s country. Moreover, if the Optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.
13.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or desirable in order to comply with local law or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

ALEXION PHARMACEUTICALS, INC.

By: ______________________________
Name:
Title:

OPTIONEE

Name:

APPENDIX
TO
ALEXION PHARMACEUTICALS, INC.
2017 INCENTIVE PLAN
GLOBAL STOCK OPTION AGREEMENT
FOR NON-U.S. OPTIONEES
This Appendix includes additional terms and conditions that govern the Options granted to the Optionee if the Optionee resides in the countries contained herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Notice of Grant and Global Stock Option Agreement (of which this Appendix is a part) or the Plan.

This Appendix may also include information regarding exchange controls and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of June 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information noted herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at the time the Optionee acquires shares of Stock or sells shares of Stock the Optionee acquires under the Plan.

In addition, the information is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee should seek appropriate professional advice as to how the relevant laws in the Optionee’s country apply to his or her specific situation.

If the Optionee is a citizen or resident of another country, or is considered a resident of another country for local law purposes, the information contained in this Appendix may not be applicable to him or her.

Canada
Acknowledgement of Nature of Plan and Option
The following replaces in its entirety Section 7(a) of the Agreement:
(a)    In the event of termination of the Optionee’s Employment (whether or not in breach of local labor laws), the Optionee’s right to receive an Option and vest in the Option under the Plan, if any, will terminate effective as of the earlier of (i) the date upon which the Optionee is no longer actively employed or (ii) the date upon which the Optionee receives written notice of termination from the Company or the Employer (the “Termination Date”). The Committee shall have the exclusive discretion to determine when the Optionee is no longer actively employed or when the Optionee has received notice of such termination for purposes of the Option. Any portion of this Option that is not vested and exercisable on the Termination Date shall terminate immediately and be null and void.
Data Privacy Notice and Consent
This provision supplements Section 14 of the Agreement:
The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Optionee further authorizes the Company and any subsidiaries and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Optionee further authorizes the Employer to record such information and to keep such information in his or her employee file.
Consent to Receive Information in English
The following provisions will apply if the Optionee is a resident of Quebec:
The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la redaction en anglais de cette convention ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.
Securities Law Notice
Optionee is permitted to sell shares of Stock acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Stock acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares of Stock are listed.
Foreign Asset/Account Reporting
Foreign property, including Options, shares of Stock acquired under the Plan and other rights to receive shares of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Thus, such Options must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because the Optionee’s holds other foreign property. When shares of Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB would ordinarily equal the fair market value of the shares at the time of acquisition, but if the Optionee owns other shares of the same company, this ACB may need to be averaged with the ACB of the other shares. The Optionee should consult with his or her personal legal advisor to ensure compliance with applicable reporting obligations.

Ireland
Director Notification
If the Optionee is a director, shadow director, or secretary of an Irish subsidiary, pursuant to the Companies Act 2014, the Optionee must notify that subsidiary in writing if the Optionee receives or disposes of an interest exceeding in aggregate 1% of the share capital of the Company (e.g., the Option, shares of Stock), if the Optionee becomes aware of the event giving rise to the notification requirement, or if the Optionee becomes a director or secretary if such an interest exceeding 1% in aggregate of the share capital of the Company exists at the time. This notification requirement also applies with respect to the interests of a spouse, Civil Partner, or minor children (whose interests will be attributed to the director, shadow director, or secretary).
Switzerland
Securities Law Notice
The offer of this Option is considered a private offering in Switzerland; therefore, it is not subject to registration. The Optionee should note that neither this document nor any other materials relating to this Option constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to this Option may be publicly distributed nor otherwise made publicly available in Switzerland.